                                                                       EXHIBIT B

                          INVESTMENT ADVISORY AGREEMENT

     AGREEMENT  made as of this 7 day of June,  2007,  by and  between  Tortoise
Total  Return  Fund,  LLC,  a  Delaware  limited  liability  company  having its principal  place of business  in Overland  Park,  Kansas  (the  "Company"),  and
Tortoise Capital  Advisors,  L.L.C., a Delaware limited liability company having its principal place of business in Overland Park, Kansas (the "Advisor").

     WHEREAS,  the Advisor is registered  under the  Investment  Advisers Act of
1940, as amended (the "Advisers  Act"), as an investment  advisor and engages in the business of acting as an investment advisor;

     WHEREAS,  the Company and the Advisor  desire to enter into an agreement to provide for  investment  advisory  services  to the  Company  upon the terms and conditions hereinafter set forth; and

     NOW THEREFORE,  in  consideration  of the mutual covenants herein contained and  other  good and  valuable  consideration,  the  receipt  of which is hereby acknowledged, the parties agree as follows:

1.   Appointment of Advisor.

     The Company  appoints the Advisor to act as manager and investment  advisor to the  Company  for the period and on the terms  herein set forth.  The Advisor accepts such appointment and agrees to render the services herein set forth, for the compensation herein provided.

2.   Duties of the Advisor.

     Subject to the overall  supervision and review of the Board of Directors of the Company  ("Board"),  the Advisor  will  regularly  provide the Company  with investment  research,  advice and supervision  and will furnish  continuously an investment program for the Company, consistent with the investment objective and policies of the  Company.  The  Advisor  will  determine  from time to time what securities shall be purchased for the Company,  what securities shall be held or sold by the  Company  and what  portion of the  Company's  assets  shall be held uninvested as cash or in other liquid  assets,  subject always to the provisions of the Company's  Certificate of Formation,  Operating  Agreement,  Confidential
Private  Placement  Memorandum for the initial  private  offering of its limited liability company interests (the "Memorandum"),  and its registration  statement of the Company under the  Investment  Company Act of 1940, as amended (the "1940
Act"), as filed with the Securities and Exchange  Commission (the "Commission"),
as any of the same may be  amended  from  time to  time,  and to the  investment objectives  of the  Company,  as each of the same  shall be from time to time in effect, and subject, further, to such policies and instructions as the Board may from time to time establish. To carry out such determinations,  the Advisor will exercise full discretion and act for the Company in the same manner and with the same force and effect as the Company  itself  might or could do with  respect to purchases,  sales or other  transactions,  as well as with  respect to all other things  necessary or incidental to the furtherance or conduct of such purchases, sales or other  transactions.  Without limiting the generality of the foregoing, the  Advisor  shall,  during  the term and  subject  to the  provisions  of this
Agreement,  (i) determine the  composition of the portfolio of the Company,  the nature and timing of the changes therein and the manner of implementing such

                                       1

     changes;  (ii)  identify,  evaluate  and  negotiate  the  structure  of the investments  made by the Company;  (iii)  perform due  diligence on  prospective portfolio  companies;  (iv) close and monitor  the  Company's  investments;  (v)
provide the Company with such other  investment  advisory,  research and related services  as the  Company  may,  from time to time,  reasonably  require for the investment of its funds.

3.   Administrative Duties of the Advisor.

     The  Advisor  agrees  to  furnish   office   facilities  and  clerical  and
administrative  services  necessary to the operation of the Company  (other than services provided by the Company's custodian,  accounting agent,  administrator, dividend and interest paying agent and other service providers).  The Advisor is authorized to conduct  relations with  custodians,  depositaries,  underwriters, brokers,  dealers,  placement agents, banks, insurers,  accountants,  attorneys, pricing agents,  and other persons as may be deemed  necessary or desirable.  To the  extent  requested  by the  Company,  the  Advisor  shall  (i)  oversee  the performance of, and payment of the fees to, the Company's service providers, and make such reports and  recommendations  to the Board  concerning such matters as the parties deem desirable;  (ii) respond to inquiries and otherwise assist such service  providers in the  preparation and filing of regulatory  reports,  proxy statements, unitholder communications and the preparation of Board materials and reports;  (iii) establish and oversee the implementation of borrowing facilities or other forms of leverage authorized by the Board; and (iv) supervise any other aspect of the Company's  administration as may be agreed upon by the Company and the Advisor.  The Company shall  reimburse the Advisor or its affiliates for all out-of-pocket  expenses  incurred in  providing  the  services set forth in this
Section 3. To the  extent the  Advisor  expects  to provide  services  that this paragraph  anticipates  will be provided  by a separate  service  provider,  the
Advisor may propose to the Board a separate Administrative Agreement pursuant to which one or more of such services is provided by, and separate  compensation is paid to, the Advisor.

4.   Delegation of Responsibilities.

     The Advisor is authorized to delegate any or all of its rights,  duties and obligations under this Agreement to one or more sub-advisors, and may enter into agreements with sub-advisors, and may replace any such sub-advisors from time to time in its  discretion,  in accordance with the 1940 Act, the Advisers Act, and rules and regulations  thereunder,  as such statutes,  rules and regulations are amended from time to time or are  interpreted  from time to time by the staff of the Commission, and if applicable, exemptive orders or similar relief granted by the Commission,  and upon receipt of approval of such  sub-advisors by the Board and by  unitholders  (unless any such approval is not required by such statutes, rules, regulations, interpretations, orders or similar relief).

5.   Independent Contractors.

     The Advisor and any sub-advisors shall for all purposes herein be deemed to be independent  contractors and shall,  unless otherwise  expressly  provided or authorized,  have no authority to act for or represent the Company in any way or otherwise be deemed to be an agent of the Company.

6.   Compliance with Applicable Requirements.

         In carrying out its obligations under this Agreement, the Advisor shall at all times conform to:

     a.   all applicable provisions of the 1940 Act and the Advisers Act and any applicable rules and regulations adopted thereunder;

     b.   the provisions of the Memorandum and the registration statement of the
          Company,  as the same may be amended  from time to time under the 1940
          Act, including without limitation, the investment objectives set forth therein;

     c.   the provisions of the Company's Certificate of Formation,  as the same may be amended from time to time;

     d.   the provisions of the Operating  Agreement of the Company, as the same may be amended from time to time

     e.   all policies, procedures and directives adopted by the Board; and

     f.   any other applicable provisions of state, federal or foreign law.

7.   Policies and Procedures.

     The Advisor has adopted and  implemented  written  policies and  procedures reasonably  designed to prevent violation of the Federal  securities laws by the
Advisor.  The Advisor  shall  provide the Company,  at such times as the Company shall  reasonably  request,  with a copy of such policies and  procedures  and a report of such policies and procedures; such report shall be of sufficient scope and in sufficient detail as may reasonably be required to comply with Rule 38a-1 under  the 1940  Act and to  provide  reasonable  assurance  that  any  material inadequacies  would be disclosed by such examination,  and, if there are no such inadequacies, the reports shall so state.

8.   Brokerage.

     The Advisor is responsible for decisions to buy and sell securities for the
Company, broker-dealer selection, and negotiation of brokerage commission rates.
The Advisor's primary  consideration in effecting a security transaction will be to  obtain  the best  execution.  In  selecting  a  broker-dealer  to  execute a particular transaction,  the Advisor will take the following into consideration:
the best net price available; the reliability, integrity and financial condition of the broker-dealer; the size of and the difficulty in executing the order; and
the value of the expected  contribution of the  broker-dealer  to the investment performance of the Company on a continuing basis. Accordingly,  the price to the
Company  in any  transaction  may be less  favorable  than that  available  from another broker-dealer if the difference is reasonably justified by other aspects of the execution services offered.

     Subject to such policies as the Board may from time to time determine,  the
Advisor  shall not be deemed to have acted  unlawfully,  or to have breached any duty  created by this  Agreement  or  otherwise,  solely by reason of its having caused  the  Company  to pay a broker  or dealer  that  provides  brokerage  and research services to the Advisor an amount of commission for effecting a Company investment  transaction in excess of the amount of commission  another broker or dealer  would have  charged  for  effecting  that  transaction,  if the  Advisor determines  in good faith  that such  amount of  commission  was  reasonable  in relation to the value of the  brokerage and research  services  provided by such broker or dealer,  viewed in terms of either that particular  transaction or the
Advisor's  overall

responsibilities with respect to the Company and to other clients of the Advisor as to which the Advisor exercises investment discretion.  The Advisor is further authorized  to allocate the orders placed by it on behalf of the Company to such brokers and dealers who also provide  research or statistical  material or other services to the  Company,  the Advisor or to any  sub-advisor.  Such  allocation shall be in such amounts and  proportions as the Advisor shall determine and the
Advisor will report on such  allocations  regularly to the Board  indicating the brokers to whom such allocations have been made and the basis therefor.

9.   Books and Records.

     The Advisor will maintain, or cause to be maintained, complete and accurate records in respect of all transactions relating to the Company's portfolio.  The
Advisor  will  keep or will  cause to be kept  records  in  respect  of all such portfolio  transactions  executed  on  behalf  of the  Company.  To  the  extent permitted by applicable  law, the Advisor shall provide such access to its books and records relating to the Company as the Company may reasonably  request.  The
Advisor  shall  have  access  at all  reasonable  times  to  books  and  records maintained  for the  Company to the extent  necessary  for the Advisor to comply with all applicable securities or other laws to which it is subject, and further provided  that the  Company  shall  produce  copies  of such  records  and books whenever  reasonably  required  to do so by the Advisor for the purpose of legal proceedings or dealings with any  governmental or regulatory  authorities or for its internal compliance procedures.

10.  Compensation.

     For the services,  payments and facilities to be furnished hereunder by the
Advisor,  the Advisor shall receive from the Company annual  compensation  in an amount equal to 1.3 % of the average  monthly  "Managed  Assets" of the Company.
"Managed  Assets"  means the total assets of the Company  (including  any assets attributable to any leverage that may be  outstanding)  minus the sum of accrued liabilities  (other than debt representing  financial leverage and the aggregate
liquidation  preference  of  any  outstanding  preferred  securities).   Accrued
liabilities  are  expenses  incurred  in the  normal  course  of  the  Company's operations.

     Such compensation  shall be calculated and accrued daily and paid quarterly within  five  (5) days of the end of each  calendar  quarter.  The  value of the
Company's assets shall be computed in accordance with the Operating Agreement of the Company or any applicable policies and determinations of the Board.

     In case of initiation or termination of the Agreement during any month, the fee for that month shall be reduced  proportionately  on the basis of the number of calendar  days during  which the  Agreement is in effect and the fee shall be computed upon the basis of the average  Managed Assets for the business days the
Agreement is so in effect for that month.

     The Advisor may,  from time to time,  waive or defer all or any part of the compensation  described  in this  Section  10. The  parties do hereby  expressly authorize  and instruct  the  Company's  administrator,  or its  successors,  to calculate the fee payable  hereunder and to remit all payments  specified herein to the Advisor.

11.  Expenses of the Advisor.

     The compensation and allocable  routine overhead expenses of all investment professionals  of the Advisor and its staff,  when and to the extent  engaged in providing  investment  advisory  services required to be provided by the Advisor under Section 2 hereof,  will be provided and paid for by the Advisor and not by the Company.  It is understood that the Company will pay all expenses other than those expressly  stated to be payable by the Advisor  hereunder,  which expenses payable by the Company shall  include,  without  limitation  the  following;  if applicable:

          (i) other than as set forth in the first  sentence of this  Section 11 above, expenses of maintaining the Company and continuing its existence and related  overhead,  including,  to the  extent  services  are  provided  by personnel of the Advisor or its  affiliates,  office space and  facilities, training and benefits,

          (ii) commissions,  spreads, fees and other expenses connected with the acquisition,  holding and  disposition of securities and other  investments including  placement and similar fees in connection with direct  placements entered into on behalf of the Company,

          (iii) auditing, accounting, tax and legal expenses,

          (iv) taxes and interest,

          (v) governmental fees,

          (vi) expenses of issue,  sale,  repurchase  and redemption (if any) of interests in the Company,  including  expenses of conducting  tender offers for the purpose of repurchasing Company securities,

          (vii)  expenses  of  registering  and  qualifying  the Company and its securities  under  federal and state  securities  laws and of preparing and filing, tender offer documents,  registration statements and amendments for such purposes,

          (viii) expenses of communicating  with unitholders,  including website expenses  and the  expenses  of  preparing,  printing,  and  mailing  press releases,  reports  and other  notices to  unitholders  and of  meetings of unitholders and proxy solicitations therefor,

          (ix) expenses of reports to governmental officers and commissions,

          (x) insurance expenses,

          (xi) association membership dues,

          (xii) fees, expenses and disbursements of custodians and subcustodians for all services to the Company (including  without limitation  safekeeping of funds, securities and other investments,  keeping of books, accounts and records, and determination of net asset values),

          (xiii) fees,  expenses and disbursements of transfer agents,  dividend and interest paying agents,  unitholder servicing agents and registrars for all services to the Company,

          (xiv)  compensation  and  expenses of directors of the Company who are not members of the Advisor's organization,

          (xv) pricing,  valuation,  and other consulting or analytical services employed in considering  and valuing the actual or prospective  investments of the Company,

          (xvi) all expenses  incurred in  leveraging  of the  Company's  assets through a line of credit or other  indebtedness  or issuing and maintaining notes or preferred securities,

          (xvii) all expenses  incurred in connection  with the  organization of the  Company  and any  offering  of the  Company's  securities,  including, without  limitation,  units of  membership  interest and preferred and debt securities, and

          (xviii)  such  non-recurring  items as may arise,  including  expenses incurred in  connection  with  litigation,  proceedings  and claims and the obligation  of  the  Company  to  indemnify  its  directors,  officers  and unitholders with respect thereto.

12.  Covenants of the Advisor.

     The Advisor covenants that it is registered as an investment  adviser under the Investment Advisers Act of 1940. The Advisor agrees that its activities will at all times be in  compliance  in all  material  respects  with all  applicable federal and state laws governing its operations and investments.

13.  Non-Exclusivity.

     The Company  understands that the persons employed by the Advisor to assist in the  performance of the Advisor's  duties under this Agreement may not devote their full time to such service and nothing contained in this Agreement shall be deemed to limit or  restrict  the right of the Advisor or any  affiliate  of the
Advisor to engage in and devote time and  attention  to other  businesses  or to render services of whatever kind or nature, so long as the Advisor's services to the Company are not impaired by the  provision of such  services to others.  The
Company further understands and agrees that managers of the Advisor may serve as officers or  directors  of the  Company,  and that  officers or directors of the
Company may serve as managers of the Advisor to the extent permitted by law; and
that the managers of the Advisor are not  prohibited  from engaging in any other business  activity  or from  rendering  services  to any other  person,  or from serving  as  partners,  officers  or  directors  of any other  firm or  company, including other investment advisory companies.

14.  Consent to the Use of Name.

     The Advisor  hereby  consents to the royalty free use by the Company of the name  "Tortoise" as part of the Company's  name and consents to the royalty free use of the related "Tortoise" logo; provided,  however, that such consents shall be  conditioned  upon  the  employment  of the  Advisor  or one of its  approved affiliates as the investment advisor of the Company. The name "Tortoise" and the related  "Tortoise" logo or any variation  thereof may be used from time to time in other  connections

and for other purposes by the advisor and its  affiliates  and other  investment companies  that have  obtained  consent to the use of the name  "Tortoise".  The
Advisor  shall have the right to  require  the  Company to cease  using the name
"Tortoise" as part of the Company's name and the related  "Tortoise" logo if the
Company  ceases,  for any reason,  to employ the Advisor or one of its  approved affiliates  as the  Company's  investment  advisor.  Future names adopted by the
Company for itself,  insofar as such names include  identifying  words requiring the consent of the  Advisor,  shall be the  property of the Advisor and shall be subject to the same terms and conditions.

15.  Effective Date, Term and Approval.

     This Agreement  shall become  effective with respect to the Company,  as of
June 7, 2007,  or such later date as  unitholder  approval of this  agreement is obtained. This Agreement shall continue in force and effect through December 31,
2008,  and may be  continued  from year to year  thereafter,  provided  that the continuation of the Agreement is specifically approved at least annually:

     a.   (i) by the Board or (ii) by the vote of "a majority of the outstanding voting  securities" of the Company (as defined in Section  2(a)(42) of the 1940 Act); and

     b.   by the  affirmative  vote of a majority of the  directors  who are not parties to this Agreement or  "interested  persons" (as defined in the
          1940 Act) of a party to this Agreement (other than as directors of the
          Company), by votes cast in person at a meeting specifically called for such purpose.

16.  Termination.

     This  Agreement may be  terminated by the Company at any time,  without the payment  of any  penalty  by the  Company,  by vote of the Board or by vote of a majority of the outstanding  voting  securities of the Company,  on no more than sixty (60) days' written notice to the Advisor. This Agreement may be terminated by the Advisor at any time,  without the payment of any penalty by the  Advisor, on no less than sixty  (60)  days'  written  notice to the  Company.  The notice provided for herein may be waived by the party entitled to receipt thereof. This
Agreement shall automatically terminate in the event of its assignment, the term
"assignment"  for  purposes  of this  paragraph  having the  meaning  defined in
Section 2(a)(4) of the 1940 Act. Upon  termination  pursuant to this Section 16, the  Advisor,  at the  Company's  request,  must deliver all copies of books and records maintained in accordance with this Agreement and applicable law.

17.  Amendment.

     No amendment of this Agreement  shall be effective  unless it is in writing and signed by the party against which enforcement of the amendment is sought. No amendment  to  Section 10 or Section  11 of this  Agreement  shall be  effective unless  it is  approved  by the vote of a  majority  of the  outstanding  voting securities of the Company.

18.  Liability of Advisor.

     The  Advisor  will not be liable  in any way for any  default,  failure  or defect in any of the  securities  comprising  the Company's  portfolio if it has satisfied the duties and the standard of care,

diligence and skill set forth in this Agreement.  However,  the Advisor shall be liable to the Company for any loss,  damage,  claim,  cost,  charge,  expense or liability  resulting from the Advisor's willful  misconduct,  bad faith or gross negligence  or disregard by the Advisor of the  Advisor's  duties or standard of care,  diligence and skill set forth in this  Agreement or a material  breach or default of the Advisor's obligations under this Agreement.

19.  Notices.

     Any  notices  under  this  Agreement  shall be in  writing,  addressed  and delivered,  telecopied or mailed  postage  paid, to the other party  entitled to receipt  thereof at such address as such party may  designate for the receipt of such notice.  Until  further  notice to the other  party,  it is agreed that the address of the Company and that of the Advisor shall be 10801 Mastin  Boulevard,
Suite 222, Overland Park, Kansas 66210.

20.  Questions of Interpretation.

     Any question of  interpretation  of any term or provision of this Agreement having a  counterpart  in or  otherwise  derived from a term or provision of the
1940 Act or the  Advisers  Act shall be  resolved by  reference  to such term or provision of the 1940 Act or the Advisers Act and to interpretations thereof, if any, by the United States courts or in the absence of any  controlling  decision of any such court,  by rules,  regulations  or orders of the  Commission  issued pursuant to said Acts.  In addition,  where the effect of a  requirement  of the
1940 Act or the Advisers  Act  reflected  in any  provision of the  Agreement is revised by rule, regulation or order of the Commission,  such provision shall be deemed to incorporate the effect of such rule,  regulation or order.  Subject to the foregoing,  this Agreement  shall be governed by and construed in accordance with the laws (without reference to conflicts of law provisions) of the State of
Delaware.

                            [Signature Page Follows]

     IN WITNESS  WHEREOF,  the parties  hereto have caused this  Agreement to be executed in duplicate by their  respective duly  authorized  officers on the day and year first written above.

                                    TORTOISE TOTAL RETURN FUND, LLC

                                    By:
                                       -----------------------------------------
                                    Name:  David J. Schulte
                                    Title: Chief Executive Officer and President

                                    TORTOISE CAPITAL ADVISORS, L.L.C.

                                    By:
                                       -----------------------------------------
                                    Name:  Terry Matlack
                                    Title: Managing Director